UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

___________________________

FORM S-8

REGISTRATION STATEMENT

Under The Securities Act of 1933

___________________________

AngioSoma, Inc.

(Exact name of registrant as specified in its charter)

Nevada	27-3480481
(State or Other Jurisdiction of Incorporation or Organization)	(IRS Employer Identification Number)

2500 Wilcrest Drive, 3rd Floor

Houston, Texas 77042

(Address of Principal Executive Office and Zip Code)

2016 Amended & Restated Omnibus Equity Incentive Plan

(Full Title of the Plan)

Alex K. Blankenship

AngioSoma, Inc.

2500 Wilcrest Drive, 3rd Floor

Houston, Texas 77042

(832) 781-8521

(Name, Address and Telephone Number, Including Area Code, of Agent for Service)

___________________________

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☒

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee

Common Stock, $0.001 par value 2016 Amended & Restated Omnibus Equity Incentive Plan	10,000,000 shares	$ 0.05	$ 500,000	$ 57.95

(1)

Pursuant to Rule 416(c) under the Securities Act of 1933, as amended, the number of shares of common stock registered herein includes an indeterminate number of additional shares of common stock that may be issued with respect to the securities registered hereunder to prevent dilution resulting from stock splits, stock dividends, recapitalizations or similar transactions.

(2)

Estimated in accordance with Rule 457(c) and (h) of the Securities Act of 1933, as amended, solely for the purpose of calculating the filing fee on the basis of $0.05 per share, which represents the average of the bid and asked price reported on the OTC Markets April 13, 2017.

EXPLANATORY NOTE

AngioSoma, Inc. (the “Company” or the “Registrant”) is filing this registration statement on Form S-8 in order to register 10,000,000 shares of common stock, par value $.001 per share, under the 2016 Amended & Restated Omnibus Equity Incentive Plan, which is an amendment and restatement of the 2012 Stock Plan for Directors, Officers and Consultants that was the subject of a registration statement on Form S-8 filed March 16, 2012 and approved at the Special Meeting of Stockholders of the Company on May 8, 2015.

The second part of this Registration Statement contains information required in accordance with the requirements of Part II of Form S-8.

Part I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.  Plan Information.

The document(s) containing the information specified in Part I of Form S-8 have been or will be sent or given to participants in the Plan listed on the cover of this Registration Statement as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended (the “Securities Act”). In accordance with Rule 428 and the requirements of Part I of Form S-8, such documents are not being filed with the Securities and Exchange Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. These documents and the documents incorporated herein by reference pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

Item 2.  Registration Information and Employee Plan Annual Information.

The documents containing the information specified in this Item 2 will be sent or given to employees, officers, directors or others as specified by Rule 428(b)(1) under the Securities Act. In accordance with the rules and regulations of the SEC and the instructions to Form S-8, such documents are not being filed with the SEC either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. Such documents, together with the documents incorporated by reference herein pursuant to Item 3 of Part II of this Registration Statement on Form S-8, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act, and are available upon written request to: Secretary, AngioSoma, Inc. 2500 Wilcrest Drive, 3rd Floor, Houston, Texas 77042. Telephone (832) 781-8521.

REOFFER PROSPECTUS

500,000 shares

ANGIOSOMA, INC.

COMMON SHARES

This prospectus relates to the reoffer and resale by a selling shareholder of our common shares that were issued or may be issued by us to the selling shareholder as restricted shares or upon the exercise of share options granted under the AngioSoma, Inc. 2016 Amended & Restated Omnibus Equity Incentive Plan. The shares are being reoffered and resold for the account of the selling shareholder, and we will not receive any of the proceeds from the resale of the shares.

The selling shareholder’s sales may be effected from time to time in one or more transactions on the over-the-counter markets, in negotiated transactions or otherwise, at market prices prevailing at the time of the sale or at prices otherwise negotiated. See “Plan of Distribution.” We will bear all expenses in connection with the preparation of this prospectus.

Trades in our common stock are reported on the OTC Markets, Pink tier under the symbol “SOAN.” On April 13, the closing price for our common shares, as reported on OTC Markets was $.05 per share.

Our principal executive offices are located at 2500 Wilcrest Drive, 3rd Floor, Houston, Texas 77042, and our telephone number there is (832) 781-8521.

This investment involves risk. See “Risk Factors” beginning at page 1.

___________________________

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE

SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE

SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF

THIS PROSPECTUS. ANY REPRESENTATION TO THE

CONTRARY IS A CRIMINAL OFFENSE.

The date of this Reoffer Prospectus is April 24, 2017.

TABLE OF CONTENTS

FORWARD LOOKING STATEMENTS	1

RISK FACTORS	1

PROSPECTUS SUMMARY	1

USE OF PROCEEDS	1

SELLING SHAREHOLDERS	1

PLAN OF DISTRIBUTION	2

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE	3

WHERE YOU CAN FIND MORE INFORMATION	3

EXPERTS	3

LEGAL MATTERS	3

FORWARD LOOKING STATEMENTS

This prospectus contains forward-looking statements within the meaning of Section 27A of the Securities Act regarding our business, financial condition, results of operations and prospects. Words such as expects, anticipates, intends, plans, believes, seeks, estimates and similar expressions or variations of such words are intended to identify forward-looking statements. However, these are not the exclusive means of identifying forward-looking statements. Although forward-looking statements contained in this prospectus reflect our good faith judgment, such statements can only be based on facts and factors currently known to us. Consequently, forward-looking statements are inherently subject to risks and uncertainties, and actual outcomes may differ materially from the results and outcomes discussed in the forward-looking statements. Further information about the risks and uncertainties that may impact us are described or incorporated by reference in “Risk Factors” beginning on page 1. You should read that section carefully. You should not place undue reliance on forward-looking statements, which speak only as of the date of this prospectus. We undertake no obligation to update publicly any forward-looking statements in order to reflect any event or circumstance occurring after the date of this prospectus or currently unknown facts or conditions or the occurrence of unanticipated events.

RISK FACTORS

Investment in our securities involves a high degree of risk. You should carefully consider the risks incorporated by reference to our annual report on Form 10-K filed with the SEC on March 29, 2017 together with all of the other information included in this prospectus before making an investment decision. The risks and uncertainties incorporated herein by reference are not the only ones we face, but represent the material risks to our business. There may be additional risks and uncertainties not currently known to us or that we currently do not believe are material that may harm our business and financial performance. If any of the risks actually occurs, our business, financial condition or results of operations could suffer. In that case, you may lose all or part of your investment. You should not invest in this offering unless you can afford to lose your entire investment. You should carefully consider these risk factors, together with all of the other information in this prospectus and the documents we have incorporated by reference in the section “Where You Can Find Additional Information” located on page 3 of this prospectus before you decide to purchase any of our common stock.

PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus or in documents incorporated by reference in this prospectus. This summary does not contain all of the information that you should consider before investing in our common stock. You should read carefully the entire prospectus, including “Risk Factors” and the other information contained or incorporated by reference in this prospectus before making an investment decision.

Our Business

We are a clinical stage biotechnology company focused on improving the effectiveness of current standard-of-care treatments, especially related to endovascular interventions in the treatment of peripheral artery disease (PAD).

Our flagship product, a drug candidate called LiprostinTM  for the treatment of peripheral artery disease, or PAD, has completed FDA Phase I and three Phase II clinical trials. We are in discussions with several contract research organizations for completion of our FDA protocol for Phase III and submission of our new drug application for marketing in the US and its territories.

Our Internet website, www.angiosoma.info, provides a variety of information about our Company. We do not incorporate by reference into this prospectus the information on, or accessible through, our website, and you should not consider it as part of this prospectus. Our annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Forms 8-K filed with the United States Securities and Exchange Commission are available, as soon as practicable after filing, at the investors’ page on our corporate website, and by a direct link to its filings on the SEC’s free website.

USE OF PROCEEDS

The shares of common stock to be offered and sold pursuant to this prospectus will be offered and sold by the selling stockholders. We will not receive any proceeds from the sale of the shares of common stock by the selling stockholders.

SELLING SHAREHOLDERS

This prospectus relates to the common stock that are being registered for reoffers and resales by a selling shareholder who has acquired or may acquire common stock pursuant to the Plan.  Such selling shareholder is an “affiliate” (as such term is defined under Rule 405 under the Securities Act).

The selling shareholder is our current Chief Executive Officer and sole director, Alex K. Blankenship. Ms. Blankenship has acquired, or may acquire in the future, common stock under the Incentive Plan.  Ms. Blankenship may, from time to time, resell all, a portion or none of the common stock covered by this prospectus.  There is no assurance that Ms. Blankenship will sell any or all of the common stock offered by her under this registration statement.

Any changed information will be set forth in an amendment to the registration statement or supplement to this prospectus, to the extent required by law.

The common stock to which this reoffer prospectus relates are being registered for reoffers and resales by the selling shareholder, who acquired the common stock pursuant to an option agreement or restricted share agreement with our company.

The table below sets forth with respect to the selling shareholder, based upon information available as of September 30, 2016, the number of common stock owned before sale (including, the common shares covered by this reoffer prospectus, common shares not covered by this reoffer prospectus and vested and unvested options to purchase common shares), the number of common stock registered by this reoffer prospectus and the number and percent of outstanding common stock that will be owned after the sale of the registered common stock assuming the sale of all of the registered common shares.

Selling Shareholder	Number of common stock owned before sale	Number of common stock registered by this reoffer prospectus (1)	Number of common stock owned after sale	Percentage of common stock owned after sale

Alex K. Blankenship	-0-	500,000	500,000 (4)	0.012%

__________

(1)  Represents the maximum number of shares of common stock issued under the Incentive Plan that could be sold under this prospectus if the holder sells all restricted shares when issued.  Does not constitute a commitment to sell any or all of the stated number of shares of shares of common stock.  The number of common stock to be sold shall be determined from time to time by each selling shareholder in his discretion.  Includes common stock underlying vested and unvested options.

(2)  Based on 33,520,667 shares of common stock outstanding, as of September 30, 2016, and assumes all Ms. Blankenship’s contingently issuable common stock (500,000 issued shares). Does not include the effect of issuing common stock to any other option, stockholders or warrant holders. To the extent common stock underlying options or warrants held by others are issued, Ms. Blankenship’s percentage ownership would be lower than this amount.

PLAN OF DISTRIBUTION

The common stock may be offered by the selling shareholders from time to time in transactions in the over-the-counter market, in negotiated transactions, on any stock exchange, market or trading facility on which our common stock are traded, through the writing of options on the common stock or a combination of these methods of sale, at prices related to prevailing market prices or at negotiated prices. The selling shareholders may affect these transactions by selling the common stock to or through broker-dealers and these broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling shareholders and/or the purchaser of the common stock for which such broker-dealers may act as agent or to whom they sell as principal, or both. This compensation as to a particular broker-dealer might be in excess of customary commissions.

There is no assurance that the selling shareholder will sell any or all of the common stock offered under this prospectus.

We have agreed to pay all expenses incurred in connection with the registration of the common stock offered under this prospectus, except that the selling shareholder shall be responsible for all underwriting discounts and selling commissions, fees and expenses of counsel and other advisors to the selling shareholders, transfer taxes and related charges in connection with the offer and sale of these common stock.

Regulation M

The selling stockholder and any other persons participating in the sale or distribution of the shares are subject to applicable provisions of the Exchange Act and the rules and regulations under such act, including, without limitation, Regulation M. These provisions may restrict certain activities of, and limit the timing of purchase and sales of any of the shares by, the selling stockholders or any other such person. Furthermore, under Regulation M persons engaged in a distribution of securities are prohibited from simultaneously engaging in market making and certain other activities with respect to such securities for a specified period of time prior to the commencement of such distributions, subject to specified exceptions or exemptions. All of these limitations may affect the marketability of the shares.

Supplements

To the extent required, we will set forth in a supplement to this prospectus filed with the SEC the number of shares to be sold, the purchase price and public offering price, any new selling stockholders, the name or names of any agent, dealer or underwriter, and any applicable commissions or discounts with respect to a particular offering.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information that we file with them, which means that we can disclose important information to you by referring you to the other information we have filed with the SEC. The information that we incorporate by reference is listed below and considered to be part of this reoffer prospectus, and information that we file later with the SEC will automatically update and supersede this information, other than any portions of the respective filings that were furnished pursuant to Item 2.02 or Item 7.01 of current reports on Form 8-K or other applicable SEC rules, rather than filed.

(1)	Our annual report on Form 10-K for the fiscal year ended September 30, 2016, filed with the SEC March 29, 2017;

(2)	Our current reports on Form 8-K, filed with the SEC on November 15, 2016, February 22, 2017 and March 1, 2017;

(3)

The description of the common shares, $0.001 par value per share, contained in the Registrant’s registration statement on Form  S-1 filed with the SEC January 31, 2011 (File Number 333-170315) and declared effective by the SEC on February 14, 2011, and any amendment or report filed with the SEC for purposes of updating such description.

All documents that we have filed with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this reoffer prospectus and prior to the completion of the offering shall be deemed to be incorporated by reference into this reoffer prospectus and to be part of this reoffer prospectus from the date of filing of these documents. We will provide without charge to each person, including any beneficial owner, to whom a copy of this reoffer prospectus is delivered a copy of any or all documents incorporated by reference into this reoffer prospectus except the exhibits to such documents, unless such exhibits are specifically incorporated by reference in such documents. You may request copies by writing or telephoning Secretary, AngioSoma, Inc., 2500 Wilcrest Drive, 3rd Floor, Houston, Texas 77042; telephone number (832)781-8521.

WHERE YOU CAN FIND MORE INFORMATION

We file annual reports, proxy statements and other information required by the Securities Exchange Act of 1934, as amended (the “Exchange Act”), with the Securities and Exchange Commission (the “SEC”). You may read and copy any document which we file at the SEC’s public reference rooms located at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to the public from the SEC’s web site at http://www.sec.gov. Additional information about us may also be obtained at our web site at www.dehaier.com.cn. We have filed with the SEC a registration statement on Form S-8  under the Securities Act with respect to the common stock. This reoffer prospectus, which constitutes a part of that Registration Statement, does not contain all the information contained in that Registration Statement and its exhibits. For further information with respect to us and our common stock, you should consult the Registration Statement and its exhibits. Statements contained in this reoffer prospectus concerning the provisions of any documents are necessarily summaries of those documents, and each statement is qualified in its entirety by reference to the copy of the document filed with the SEC. The Registration Statement and any of its amendments, including exhibits filed as a part of the Registration Statement or an amendment to the Registration Statement, are available for inspection and copying through the entities listed above.

EXPERTS

The consolidated financial statements incorporated by reference in this prospectus and elsewhere in the registration statement have been so included in reliance on the report of M&K CPAS PLLC, an independent registered public accounting firm, upon the authority of said firm as experts in auditing and accounting in giving said report.

LEGAL MATTERS

Certain legal matters with respect to the validity of the common stock offered hereby has been passed upon by Sonfield & Sonfield, Houston, Texas.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

The following documents filed by us with the SEC are incorporated by reference in this Registration Statement and shall be deemed to be part hereof:

(1)	Our annual report on Form 10-K for the fiscal year ended September 30, 2016, filed with the SEC March 29, 2017;

(2)	Our current reports on Form 8-K, filed with the SEC on November 15, 2016, February 22, 2017 and March 1, 2017;

(3)

The description of the common shares, $0.001 par value per share, contained in the Registrant’s registration statement on Form S-1 filed with the SEC January 31, 2011 (File Number 333-170315) and declared effective by the SEC on February 14, 2011, and any amendment or report filed with the SEC for purposes of updating such description.

All documents filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act of 1934, as amended, subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed incorporated by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in this Registration Statement or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference in this Registration Statement modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities.

Not applicable.

Item 5.  Interests of Named Experts and Counsel.

Not applicable.

Item 6.  Indemnification of Directors and Officers.

Pursuant to the provisions of the Nevada Revised Statutes 78.7502 to 78.752 (the “NRS”), we must indemnify directors and officers for any expenses, including attorneys’ fees, actually and reasonably incurred by any director or officer in connection with any actions or proceedings, whether civil, criminal, administrative, or investigative, brought against such director or officer because of his or her status as a director or officer, to the extent that the director or officer has been successful on the merits or otherwise in defense of the action or proceeding. The NRS permits a corporation to indemnify a director or officer, even in the absence of an agreement to do so, for expenses actually and reasonably incurred in connection with any action or proceeding (i) if such officer or director (a) acted in good faith and in a manner in which he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, (b) is not liable pursuant to Section 78.138 of the NRS (fiduciary duties), and (c) with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful, or (ii) with respect to an action by or in the right of the corporation, if such director or officer (a) acted in good faith and in a manner which he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, and (b) is not liable pursuant to Section 78.138 of the NRS (fiduciary duties), except that indemnification may not be made for any claim, issue or matter as to which a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court determines upon application that the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

The NRS also prohibits indemnification of a director or officer if a final adjudication establishes that the director’s or officer’s acts or omissions involved intentional misconduct, fraud, or a knowing violation of the law and were material to the cause of action. Despite the foregoing limitations on indemnification, the NRS may permit a director or officer to apply to the court for approval of indemnification even if the director or officer is adjudged to have committed intentional misconduct, fraud, or a knowing violation of the law. The NRS further provides that a corporation may purchase and maintain insurance for directors and officers against liabilities incurred while acting in such capacities regardless of whether the corporation has the authority to indemnify such persons under the NRS. Any discretionary indemnification under the NRS must be authorized upon a determination that such indemnification is proper: (i) by the stockholders, (ii) by a majority of a quorum of disinterested directors, or (iii) by independent legal counsel in a written opinion authorized by a majority vote of a quorum of directors consisting of disinterested directors or by independent legal counsel in a written opinion if a quorum of disinterested directors cannot be obtained.

Article IX of the Company’s Articles of Incorporation provide for the indemnification of a present or former director or officer, or person who is or was serving at the request of the Company as a director or officer of another corporation, partnership, joint venture, trust, or other enterprise (including an employee benefit plan) to the fullest extent permitted by Nevada law. Such indemnification shall include expenses, including attorney’s fees, judgments, fines, and amounts paid in settlement actually incurred by him in any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative because such individual is or was a director or officer. Additionally, the Company will advance any and all such expenses to the individual upon request.

The Company’s bylaws are silent with respect to indemnification.

The Company has entered into an indemnification agreement with each of its directors and officers. The agreement provides that the Company will indemnify, defend and hold harmless the director and/or officer to the fullest extent permitted by Nevada law.

The Company does not maintain insurance for the benefit of its directors and officers against liability in their respective capacities as directors and officers.

Item 7.  Exemption from Registration Claimed.

The issuances of the shares of restricted stock being reoffered or resold pursuant to this Registration Statement were made in reliance on an exemption from registration under Section 4(a)(2) of the Securities Act.

Item 8.  Exhibits.

Exhibit No.	Description

4.1	Form of Certificate of Common Stock (incorporated by reference to Exhibit 4.1 to the Company’s Registration Statement on Form S-1 filed November 3, 2010).
4.2	Form of Certificate of Series A Preferred Stock.
4.3	Form of Certificate of Series B Preferred Stock
4,4	Form of Certificate of Series E Preferred Stock
4.5	Form of exercisable Warrant to Purchase Common Stock of the Company
4.6	2016 Amended & Restated Omnibus Equity Incentive Plan.
5.1	Opinion of Sonfield & Sonfield.
23.1	Consent of M&K CPAS PLLC.
23.2	Consent of Sonfield & Sonfield (included in Exhibit 5.1).

Item 9.  Undertakings.

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) to include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (1)(i) and (1)(ii) above do not apply if the Registration Statement is on Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 6 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on April 24, 2017.

AngioSoma, Inc.

By:	/s/ Alex K. Blankenship
Name:	Alex K. Blankenship
Title:	Chief Executive Officer, Principal Executive Officer, Accounting and Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

4.1	Form of Certificate of Common Stock (incorporated by reference to Exhibit 4.1 to the Company’s Registration Statement on Form S-1 filed November 3, 2010).
4.2	Form of Certificate of Series A Preferred Stock.
4.3	Form of Certificate of Series B Preferred Stock.
4,4	Form of Certificate of Series E Preferred Stock.
4.5	Form of exercisable Warrant to Purchase Common Stock of the Company.
4.6	2016 Amended & Restated Omnibus Equity Incentive Plan.
5.1	Opinion of Sonfield & Sonfield.
23.1	Consent of M&K CPAS PLLC.
23.2	Consent of Sonfield & Sonfield (included in Exhibit 5.1).